Exhibit 3.24B

MC-250253 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that Vantage Holdings Malaysia I Co. having by Special resolution dated 20th day of February Two Thousand Nineteen changed its name, is now incorporated under name of Vantage Holdings International Given under my hand and Seal at George Town in the Island of Grand Cayman this 21st day of February Two Thousand Nineteen An Authorised Officer, Registry of Companies, Cayman Islands. Authorisation Code : 852814498659 www.verify.gov.ky 28 February 2019